Exhibit 4.1

EXECUTION VERSION

AMENDMENT TO OZ ADVISORS II LP UNIT DESIGNATION OF THE PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS, POWERS AND DUTIES OF CLASS A CUMULATIVE PREFERRED UNITS

This AMENDMENT TO OZ ADVISORS II LP UNIT DESIGNATION OF THE PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS, POWERS AND DUTIES OF CLASS A CUMULATIVE PREFERRED UNITS, dated as of April 1, 2019 (the “Amendment”), is entered into by and between Och-Ziff Capital Management Group LLC, a Delaware limited liability company (the “Company”), and OZ Advisors II LP, a Delaware limited partnership (the “Partnership”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Unit Designation.

WHEREAS, the Company and the Partnership are parties to that certain OZ Advisors II LP Unit Designation of the Preferences and Relative, Participating, Optional, and Other Special Rights, Powers and Duties of Class A Cumulative Preferred Units, dated as of February 7, 2019 (the “Unit Designation”);

WHEREAS, the Company owns all of the issued and outstanding equity interests in (i) Och-Ziff Holding Corporation, a Delaware corporation (“Oz Corp”), and (ii) Och-Ziff Holding LLC, a Delaware limited liability company (“Oz Holding”);

WHEREAS, Oz Holding is the general partner of the Partnership;

WHEREAS, in connection with simplifying the Company’s organizational structure and changing the Company’s tax classification from a partnership to a corporation, Oz Corp and Oz Holding have entered into an Agreement and Plan of Merger, pursuant to which Oz Holding will merge with and into Oz Corp (the “Merger”), with Oz Corp surviving the Merger;

WHEREAS, in connection with the Merger, Oz Corp will become the general partner of the Partnership; and

WHEREAS, the Company and the Partnership desire to amend the Unit Designation to reflect that Oz Corp will become the general partner of the Partnership, effective as of the effective time of the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in the Unit Designation and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The definition of “General Partner” in the preamble of the Unit Designation is hereby amended by replacing the words “Och-Ziff Holding LLC, a Delaware limited liability company” with “Och-Ziff Holding Corporation, a Delaware corporation”, effective as of the effective time of the Merger.

2. This Amendment shall only serve to amend and modify the Unit Designation, in accordance with Section 11 of the Unit Designation, to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Unit Designation which are not specifically modified and/or amended herein shall remain in full force and effect and shall not be altered by any provisions herein contained. On and after the date of this Amendment, each reference in the Unit Designation to “this Unit Designation”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Unit Designation in any other agreements, documents or instruments executed and delivered pursuant to the Unit Designation, shall mean and be a reference to the Unit Designation, as amended by this Amendment; provided that references to “the date of this Unit Designation” and other similar references in the Unit Designation shall continue to refer to the date of the Unit Designation and not to the date of this Amendment.

3. This Amendment shall be subject to the general provisions contained in Sections 11 and 16-17 of the Unit Designation, which are incorporated by reference herein, in each case, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

OZ ADVISORS II LP

By:	OCH-ZIFF HOLDING LLC,
its general partner

By:	/S/ Wayne N. Cohen
Name:	Wayne N. Cohen
Title:	President and Chief Operating Officer

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/S/ Wayne N. Cohen
Name:	Wayne N. Cohen
Title:	President and Chief Operating Officer

[Signature Page to the Amendment to Unit Designation]